                                                                     Exhibit 1.1


                               2,087,580 Shares

                             WILD OATS MARKETS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              December   , 1997

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
DAIN BOSWORTH INCORPORATED

         As Representatives of the Several Underwriters

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Dear Sirs:

         Wild Oats Markets, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 1,200,000 shares of its common stock, $0.001 par value per share, to the several Underwriters named in Schedule II hereto (the "Underwriters"), and the persons named in Part A1 of Schedule I hereto (the "Principal Selling Stockholders") and the persons named in Part A2 of Schedule I hereto (the "Other Selling Stockholders," and together with the Principal Selling Stockholders, the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 887,580 shares of common stock of the Company. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The Company's common stock, $0.001 par value, is hereinafter referred to as the "Common Stock" and the 1,200,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 887,580 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 313,137 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                                      1.

         The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and
            -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act ("an Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term

                                      2.

"Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. Subject to such adjustments as you
            -------------------------------
may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder at the purchase price per share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 320,788 Additional Shares from the Company. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The number of Additional Shares which the Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by the Company in proportion to the respective maximum numbers of Additional Shares which

                                      3.

the Company has agreed to sell. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

     Certificates in transferable form for the Shares which each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with ____________________________ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing _________________ and __________________________ as agents and attorneys-in-fact
(the "Attorneys-in-Fact").  Each Selling Stockholder agrees that (i) the
Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

     3.  Terms of Public Offering.  The Sellers have been advised by you that
         ------------------------
the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4.  Delivery of the Shares and Payment Therefor.  Delivery to the
         -------------------------------------------
Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on __________, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Attorneys-in-Fact.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

     5.  Covenants of the Company.  The Company agrees with the Several
         ------------------------
Underwriters as follows:

         (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Prepricing Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Prepricing Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

         (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations) the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

         (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you and the Selling Stockholders or mail to your order copies of the Registration Statement, the Prospectus, the Prepricing Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Stockholders may request, for the purposes contemplated by the Act.

         (f) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of any Representative, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

         (g) During the period of 90 days after the first date that any of the Shares are released by you for sale to the public, without the prior written consent of Smith Barney Inc. (which consent may be withheld at the sole discretion of Smith Barney Inc.), the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) shares of Common Stock issued by the Company upon the exercise of options granted, or to be granted in the ordinary course, under stock option plans of the Company or upon the exercise of outstanding warrants, all as described in footnote (1) to the table under the caption "Capitalization" in the Prepricing Prospectus, (B) shares of Common Stock purchased pursuant to the Company's employee stock purchase plan or (C) a maximum aggregate of _______ shares of Common Stock issued by the Company in connection with the acquisition of assets owned by another Company.

         (h) The Company will apply the net proceeds of the sale of the Shares sold by it substantially in accordance with its statements under the caption Use of Proceeds in the Prospectus.

         (i) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

         (j) The Company will use its best efforts to maintain (i) the Common Stock as a national market system security on the Nasdaq National Market or (ii) the listing of the Common Stock on the New York Stock Exchange or the American Stock Exchange.

         (k) The Company will furnish to you, without charge (i) one copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) three copies of the exhibits to the Incorporated Documents.

         (l) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

         (m) Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 10, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 5(m), Section 9 and Section 11 shall at all times be effective and shall apply.

         (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action in violation of law designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     6.  Agreements of the Selling Stockholders.  Each of the Selling
         --------------------------------------
Stockholders severally agrees with the several Underwriters as follows:

         (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

         (b) Such Selling Stockholder will pay all federal and other taxes, if any on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters.

         (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

         (d) Such Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 10(c)(vii).

         (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action in violation of law designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, as expeditiously as possible, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law; provided, however, that the foregoing shall not apply to any change or new information which the Company has previously communicated in writing to you.

     7.  Representations and Warranties of the Company and the Principal Selling
         -----------------------------------------------------------------------
Stockholders.  The Company and each of the Principal Selling Stockholders
------------
represents and warrants to each Underwriter that:

         (a) A registration statement on Form S-3 (File No. 333-40305) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Act, and the Rules and Regulations of the Commission thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you one copy of such registration statement and amendments, together with one copy of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related Prepricing Prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations, or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Prepricing Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Prepricing Prospectus as the Company shall have previously advised you in writing would be included or made therein.

         (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus, and each Prepricing Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 7(b) shall be applicable to information contained in or omitted from any Prepricing Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

         (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21.1 to the Registration Statement. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses taken as a whole, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or the subsidiary; and, to the best of the Company's and each of the Principal Selling

Stockholder's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (e) The Company has an authorized and outstanding capital stock as set forth under the heading Capitalization in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, to the best of the Company's and each of the Principal Selling Stockholder's knowledge have been issued in material compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus or incorporated by reference therein accurately and fairly presents the information with respect to such plans, arrangements, options and rights.

         (f) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Shares to be sold by the Selling Stockholders or the issuance and sale of the Shares to be sold by the Company as contemplated herein.

         (g) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties, which breach, violation or default would result in a material adverse effect as to the Company and its subsidiaries taken as a whole. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the NASD.

         (h) Price Waterhouse LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

         (i) The financial statements of the Company incorporated by reference into the Registration Statement and the Prospectus from the Company's Annual Report on Form 10-K for the year ended December 28, 1996; the consolidated financial statements of Alfalfa's, Inc. as of June 30, 1996 and for the year then ended and the combined financial statements of New Frontiers as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference into the Registration Statement and the Prospectus from pages F-17 through F-30 and pages F-36 through F-45, respectively, of the Company's Prospectus dated October 22, 1996; and the consolidated financial statements of Alfalfa's, Inc. and its subsidiaries as of June 25, 1995 and for the years ended June 25, 1995 and June 26, 1994 incorporated by reference into the Registration Statement and the Prospectus from the Registration Statement No. 333-11261 on Form S-1 of the Company, present fairly the financial position of Wild Oats Markets, Inc. as of the respective dates of such financial statements and schedules, and present fairly the results of operations and changes in financial position of Wild Oats Markets, Inc. for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Price Waterhouse LLP or Deloitte & Touche LLP, as applicable. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial and Operating Data" fairly present the information set forth therein on the basis stated in the Registration Statement. The pro forma financial information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company or any other entity are required to be included in, or incorporated into, the Registration Statement pursuant to any requirement of the Act or any Rules and Regulations, including Rule 3-05 of Regulation S-X.

         (j) Except as disclosed in the Prospectus, and except as to violations, breaches and defaults which individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

         (k) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts required to be described in the Registration Statement are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's and each of the Principal Selling Stockholder's knowledge, any other party is in material breach of or default under any of such contracts.

         (l) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and each of the Principal Selling Stockholder's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

         (m) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or
(ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

         (n) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Shares hereunder and upon the exercise of options or warrants described in the Registration Statement) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

         (o) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

           (p) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

           (q) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries taken as a whole.

           (r) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (s) The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

           (t) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

           (u) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

           (v) The Company has not taken and will not take, directly or indirectly, any action in violation of law designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

           (w) The Common Stock has been approved for quotation as a national market system security on the Nasdaq National Market, and the Company has taken the actions required by the published rules of the Nasdaq Stock Market to qualify the Shares for inclusion in the Nasdaq National Market.

     8.    Representations and Warranties of the Selling Stockholders.  Each
           ----------------------------------------------------------
Selling Stockholder severally represents and warrants to each Underwriter that:

           (a) Such Selling Stockholder has, and on the Closing Date will have, good and marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

           (b) Such Selling Stockholder has executed and delivered a Custody Agreement and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under the Custody Agreement with the Agent named therein (the "Agent"), as custodian, certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such Custody Agreement has been delivered to you.

           (c) The performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and by the Custody

Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties.

           (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action in violation of law designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

           (e) Each Prepricing Prospectus and the Prospectus, insofar as it has related to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Each of the Other Selling Stockholders severally represents and warrants to, and agrees with, the several Underwriters that it is not aware that any of the representations and warranties set forth in Section 7 above is untrue or inaccurate in any material respect.

     9.    Indemnification and Contribution.
           --------------------------------

           (a) The Company and each of the Principal Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished to the Company pursuant to Section 14 hereof;

provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Principal Selling Stockholder may otherwise have. The Company and the Principal Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. In no event shall the liability of any Principal Selling Stockholder for indemnification under this Section 9(a) or for breach of representations and warranties under this Agreement exceed the proceeds received by such Principal Selling Stockholder from the Underwriters in the offering.

           (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such

Underwriters and controlling persons when entitled under the immediately preceding sentence, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. To the extent that any such reimbursement is held to have been improper by a court of competent jurisdiction, each Underwriter shall promptly return such reimbursement to the Company and the Principal Selling Stockholders together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by _____________. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

           (c) Each Other Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each Other Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Principal Selling Stockholders to each Underwriter, but only with respect to the information furnished in writing by or on behalf of such Other Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any Underwriter, any such controlling person of any Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Other Selling Stockholder pursuant to this paragraph (c), such Other Selling Stockholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Other Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Other Selling Stockholder's expense), and each Underwriter, each such controlling person of any Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have. In addition, in no event shall the liability of any Other Selling Stockholder for indemnification under this Section 9(c) or for breach of representation and warranties under this Agreement exceed the proceeds received by such Other Selling Stockholder from the Underwriters in the offering.

           (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnities from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished pursuant to
Section 14 hereof. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholders, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

           (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a),(c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

           (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

           (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall
be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. To the extent that any such indemnification is held to have been improper by a court of competent jurisdiction, each indemnified party shall promptly return such indemnified amounts to the indemnifying party together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by _____________. The indemnity and contribution agreements contained in this
Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, any person controlling the Company or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     10.   Conditions of the Obligations of the Underwriters.  The obligations
           -------------------------------------------------
of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Additional Shares on the Option Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of Company's officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

           (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Shares, not later than 10:00 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

           (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock other than pursuant to the exercise of outstanding options or warrants disclosed in the Prospectus of the Company or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company or any of its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened except as disclosed in the Prospectus and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or any of its subsidiaries which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Shares as contemplated hereby.

           (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                 (i) An opinion of Holme Roberts & Owen LLP, counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the Closing Date, or the Option Closing Date, as the case may be, to the effect that:

                       (1) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                       (2) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus as of the date set forth therein and conforms as to legal matters in all material respects to the description thereof incorporated by reference into the Company's Registration Statement on Form 8-A (File no. 00-21577) (the "Form 8-A"); all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Stock; all outstanding shares of Capital Stock (including the Firm Shares and any Additional Shares) have been duly and validly issued, are fully paid and nonassessable, were not issued in violation of or to the best of such counsel's knowledge, subject to any preemptive rights or other rights to subscribe for or purchase any securities and conform to the description thereof incorporated by reference into the Form 8-A; without limiting the foregoing, there are no preemptive or to the best of such counsel's knowledge, other rights to subscribe for or purchase any of the Shares to be sold by the Company hereunder;

                       (3) All of the issued and outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                       (4) The certificate evidencing the Shares of the Company incorporated by reference as an exhibit to the Registration Statement is in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or to the best of such counsel's knowledge, other rights to subscribe for or purchase securities and will conform in all respects to the description thereof incorporated by reference into the Form 8-A;

                       (5) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                       (6) (a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order proceeding suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule

     424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                     (b) The Registration Statement, the Prospectus and each amendment or supplement thereto and the Incorporated Documents (except for the financial statements and schedules and financial and statistical data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act, as the case may be;

                     (c) To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required by the Act and the Rules and Regulations; and

                     (d) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required by the Act and the Rules and Regulations.

               (7) The Company has full corporate right, power and authority to enter into this Agreement and to sell and deliver the Shares to be sold by it to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body or agency is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the NASD;

               (8) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by such execution, performance or consummation or upon notice or the passage of time or both, a default under, any

                                      26.

     agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel which is incorporated by reference as an exhibit to the Registration Statement and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected which is material to the Company and its subsidiaries taken as a whole, or violate any of the provisions of the certificate of incorporation or bylaws, of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its subsidiaries or any of its or their property;

               (9) Neither the Company nor any subsidiary is in violation of its certificate of incorporation or bylaws, or to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any such subsidiary is a party or by which it or any of its properties may be bound or affected, except where such default would not materially adversely affect the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company and its subsidiaries taken as a whole;

               (10) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

               (11) To the best of such counsel's knowledge: this Agreement and the Custody Agreement have been duly authorized, executed and delivered by
     or on behalf of each of the Selling Stockholders;              has been
                                                       ------------
     duly and validly authorized to act as the custodian of the Shares to be sold by each such Selling Stockholder in accordance with the terms and provisions of the Custody Agreement; and the performance of this Agreement and the Custody Agreement and the consummation of the transactions herein contemplated by the Selling Stockholders will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Selling Stockholders or any

                                      27.

     of their properties; and, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Custody Agreement or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

               (12) To the best of such counsel's knowledge, each of the Selling Stockholders has good and marketable title to such Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) (assuming payment in full therefor by such Underwriters) who have purchased such Shares hereunder; and

               (13) To the best of such counsel's knowledge, this Agreement and the Custody Agreement are valid and binding agreements of each of the Selling Stockholders in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

               (14) No transfer taxes are required to be paid in connection with the sale and delivery of the Shares to the Underwriters hereunder.

     In rendering such opinion, such counsel may rely (i) as to the matters set forth in paragraphs (11), (12) and (13), on opinions of other counsel retained by the Selling Stockholders, (ii) as to matters of local law, on opinions of local counsel, and (iii) as to matters of fact, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and their belief that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii) Such opinion or opinions of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all

                                      28.

corporate proceedings and other legal matters relating to this Agreement, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

         (iii) A certificate of the Company executed by the Chairman of the Board, the Chief Executive Officer or President and the chief financial or accounting officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

               (1) The representations and warranties of the Company set forth in Section 7 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

               (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Prepricing Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus; in such officers' opinion and to the best of such officers' knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (4) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                      29.

               (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries; and, except as disclosed in or contemplated by the Prospectus, no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date or Option Closing Date; and

               (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

          (iv) On the Closing Date or the Option Closing Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his or her part to be performed or satisfied prior to the Closing Date or the Option Closing Date, as the case may be.

          (v) On the date before this Agreement is executed and also on the Closing Date and the Option Closing Date a letter addressed to you, as Representatives of the Underwriters, from Price Waterhouse LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the Closing Date and the third one (in the event of the exercising of the Underwriters' over-allotment option in part or in full), to be dated the Option Closing Date, in form and substance satisfactory to you.

                                      30.

          (vi) On or before the Closing Date, letters from each of the Selling Stockholders, each holder of five percent (5%) or more of the Company's Common Stock and each director and officer of the Company, in form and substance satisfactory to you, confirming that for a period of 90 days after the first date that any of the Shares are released by you for sale to the public, such person will not directly or indirectly offer to sell, pledge, sell or contract to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares or securities convertible into or exchangeable for any shares of Common Stock without the prior written consent of Smith Barney Inc., which consent may be withheld at the sole discretion of Smith Barney Inc [to be conformed to final lockup].

         (vii) The Company shall have taken the actions required by the published rules of the Nasdaq Stock Market to qualify the Shares for inclusion in the Nasdaq National Market.


     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Brobeck, Phleger & Harrison LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company and the Selling Stockholders without liability on the part of any Underwriter, the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 2(m) and 11 hereof and except to the extent provided in Section 9 hereof.

     11.  Expenses.  The Sellers (in such proportions as they may agree) agree
          --------
pay the following costs and expenses and all other costs and expenses incident to the performance by the Sellers of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of

                                      31.

certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares to be issued and sold by the Company on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fee of the NASD; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders. Except as provided in this Section 11,
Section 2(m) and Section 9 hereof, the Underwriters shall pay all their own expenses, including the fees and disbursements of their counsel (excluding those related to qualification, registration or exemption under the Blue Sky Laws and the Blue Sky Memorandum referred to above). This Section 11 shall not affect any agreements relative to the payment of expenses between the Company and the Selling Stockholders.

     12.  Effective Date of Agreement.  This Agreement shall become effective
          ---------------------------
immediately as to Sections 9, 11 and 13, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California Time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California Time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 12, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

     If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting

                                      32.

Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term ``Underwriter'' as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     13.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Colorado shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     14.  Representations and Warranties of the Underwriters.  The
          --------------------------------------------------
Representatives, on behalf of the several Underwriters, represent and warrant to the Company and to the

                                      33.

Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under ``Underwriting'' in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     15.  Miscellaneous.  Except as otherwise provided in Sections 5, 12 and 13
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholders, at the office of the Company at 1645 Broadway, Boulder, Colorado 80302, Attention: Michael C. Gilliland, with a copy to Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80202, Attention:
Francis Wheeler, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division with a copy to Brobeck, Phleger & Harrison LLP, Two Embarcadero Plaza, 2200 Geng Road, Palo Alto, California 94303, Attention: Therese A. Mrozek, Esq.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term ``successor'' nor the term ``successors and assigns'' as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     16.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                                      34.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                               Very truly yours,

                                               WILD OATS MARKETS, INC.


                                               By
                                                 -------------------------------
                                                   Michael C. Gilliland
                                                   Chief Executive Officer


                                               Each of the Selling Stockholders
                                               named in Schedule I hereto


                                               By
                                                 -------------------------------
                                                   Attorney-in-Fact

Confirmed as of the date first above
mentioned on behalf of themselves and
the other several Underwriters named in
Schedule II hereto.

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
PIPER JAFFRAY INC.
DAIN BOSWORTH INCORPORATED

As Representatives of the Several Underwriters

By  SMITH BARNEY INC.


By
  ----------------------------------
    Managing Director

                                      35.

                                  SCHEDULE I


                            WILD OATS MARKETS, INC.


Part A1 - Firm Shares
---------------------

                                                                 Number of
          Principal Selling Stockholders                         Firm Shares
          ------------------------------                         -----------

          Michael C. Gilliland & Elizabeth C. Cook


                                                                 -----------
                              Total......................
                                                                 -----------

Part A2 - Firm Shares
---------------------

                                                                 Number of
          Other Selling Stockholders                             Firm Shares
          --------------------------                             -----------
          Michael C. Gilliland 1997 Charitable Remainder Trust
          Elizabeth C. Cook 1997 Charitable Remainder Trust
          Wild Oats Community Foundation
          Mark R. Clapp 1997 Charitable Remainder Unitrust
          Mark R. Clapp
          Weston Presidio Offshore Capital, C.V.
          David Burns
          Edward Burns
          Michael Madnick
          Joseph Scarpa



                                                                 -----------
                              Total......................
                                                                 -----------


                                                                 -----------
                              Total......................
                                                                 -----------

                                  SCHEDULE II


                            WILD OATS MARKETS, INC.


                                                                 Number of
Underwriter                                                      Firm Shares
-----------                                                      -----------

Smith Barney Inc. ................................
PaineWebber Incorporated..........................



Piper Jaffray Inc.
Dain Bosworth Incorporated

                                ----------                       -----------
               Total..........
                                ----------                       -----------